                                                                    Exhibit 23.5

                         Consent of Independent Auditors

We consent to the use of our report dated October 4, 1999, except for paragraph 1 of Note 5, as to which the date is October 19, 1999, included in the Registration Statement on Form S-1 (No. 333-94791) of Magna Entertainment Corp. with respect to the combined financial statements of Golden Gate Fields consisting of Pacific Racing Association's operations subject to the licensing provisions of the California Horse Racing Board, Ladbroke Racing California, Inc. and Ladbroke Land Holdings, Inc. (wholly owned subsidiaries of Ladbroke Racing Corporation) as of December 31, 1998 and 1997 and for each of the years in the three year period ended December 31, 1998 and incorporated by reference in the Registration Statement on Form S-8 of Magna Entertainment Corp. pertaining to Magna Entertainment Corp. Long-Term Incentive Plan.


                                                 /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP



Walnut Creek, California
March 14, 2000